UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

CAREGUIDE, INC.
(Exact name of the Registrant as specified in its charter)

Delaware	0-22319	16-1476509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4401 N.W. 124th Avenue Coral Springs, Florida 33065
(Address of principal executive offices and Zip Code)

the Registrant’s telephone number, including area code: (954) 796-3714

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2007, CareGuide, Inc. (the “Company”) entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) with a group of institutional and individual accredited investors (the “Investors”), pursuant to which the Company agreed to sell to the Investors an aggregate of up to 6,250,000 shares (the “Shares”) of a newly designated series of preferred stock designated as “Series A Preferred Stock,” at a price of $0.60 per share, for aggregate gross proceeds, before offering expenses, of $3.75 million. On December 28, 2007, the Company issued 1,562,500 shares of Series A Preferred Stock to the Investors for aggregate gross proceeds of $937,500, before offering expenses. At any time prior to April 1, 2008, the Company, in its sole discretion, may cause the Investors to purchase the remaining authorized shares of Series A Preferred Stock on a pro rata basis, based on the number of shares purchased at the initial closing on December 28, 2007. Among the Investors are two venture capital funds affiliated with directors of the Company and two directors in their individual capacities.

The Shares are being issued in a private placement pursuant to Rule 506 of the Securities Act of 1933, as amended (the “Securities Act”), and thus have not been and are not being registered under the Securities Act. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Under the Purchase Agreement, the Company has agreed to grant registration rights to the holders of the Shares in connection with certain future registrations of the Company’s common stock under the Securities Act. The Company also agreed to other customary obligations regarding registration, including matters relating to indemnification and payment of expenses.

The above description, which summarizes the material terms of the Purchase Agreement, is not complete. The full text of the Purchase Agreement is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Statements made in this Current Report on Form 8-K that are not historical facts are forward-looking statements including, without limitation, the statements regarding completion of the private placement described herein and the anticipated gross proceeds of the private placement. These forward-looking statements are subject to risks and uncertainties that could cause actual events to differ materially from those stated including, among others, risks related to the satisfaction or waiver of the conditions to closing the private placement and the risk that the private placement may not be consummated, as well as those risks and uncertainties disclosed from time to time in reports filed by the Company with the U.S. Securities and Exchange Commission. Additional information on factors which could affect the Company’s results is included in its Securities and Exchange Commission filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated into Item 3.02 by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The authorization and issuance of the Series A Preferred Stock described in Item 1.01 impacts the rights of the holders of the Company’s common stock in that the Certificate of Designations of the Series A Preferred Stock (i) prohibits the Company from issuing dividends or making distributions to the holders of its Common Stock for so long as any shares of Series A Preferred Stock are outstanding, unless all accrued and unpaid dividends with respect to the Series A Preferred Stock have been paid or are declared and set apart; and (ii) grants the holders of Series A Preferred Stock a liquidation preference with respect to such shares equal to their original purchase price plus all accrued but unpaid dividends in the event of an dissolution, liquidation or winding up of the Company or certain acquisition or change of control transactions involving the Company. In addition, the holders of Series A Preferred Stock generally vote together with the holders of common stock on an as-converted to common stock basis, and each share of Series A Preferred Stock is initially convertible into five shares of common stock.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 28, 2007, the Company filed an Amended Certificate of Designations, Powers, Preferences and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof of the Series A Preferred Stock (the “Certificate”) with the Secretary of State of the State of Delaware. The Certificate was adopted by the Board of Directors of the Company at a meeting held on December 12, 2007.

The Certificate provides, among other things, that the Series A Preferred Stock (i) is entitled to cumulative dividends at the rate of 8% per year, payable in arrears semiannually; (ii) is entitled to a liquidation preference equal to its original purchase price plus all accrued and unpaid dividends; (iii) has a preference over the common stock with respect to dividends and distributions; (iv) votes on an as-converted basis with the common stock on matters submitted to common stockholders for approval; and (v) is initially convertible into common stock on a five-for-one basis (subject to adjustment in the event of stock dividends, stock splits, reverse stock splits, recapitalizations, etc. and in the event of certain dilutive issuances by the Company). The Certificate also provides that the consent of the holders of at least two-thirds of the Series A Preferred Stock is required for certain other actions that alter or change the voting or other powers, preferences, or other special rights, privileges or restrictions of the Series A Preferred Stock so as to affect them adversely.

The Series A Preferred Stock will be automatically converted into shares of common stock, at the then-effective conversion rate, at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock or immediately upon the closing of certain public offerings of the Company’s common stock. Upon such automatic conversion, any accrued and unpaid dividends will be paid in cash or, to the extent sufficient funds are not then legally available therefor, in common stock (at the common stock’s fair market value determined by the Board as of the date of such conversion).

The Certificate is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description is qualified in its entirety by reference to the full text of the Certificate.

Item 8.01. Other Events.

On January 3, 2008, the Company issued a press release entitled “CareGuide Secures $3.75 Million Financing for Working Capital Purposes.” This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
3.1

Amended Certificate of Designations, Powers, Preferences and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof of the Series A Preferred Stock.

10.1	Series A Preferred Stock Purchase Agreement, dated December 28, 2007, by and among the Company and the Investors listed therein.
99.1	Press Release dated January 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2008	CAREGUIDE, INC. By: /s/ Chris E. Paterson Chris E. Paterson Chief Executive Officer

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